Exhibit 10.20

PROMISSORY NOTE

$306,108.00	April 7, 2005

FOR VALUE RECEIVED, the undersigned, ICOP Digital, Inc., a Colorado corporation, of 11011 King Street, Suite 260, Overland Park, KS 66210 promises to pay to the order of Roger L. Mason at 14950 S. St. Andrews Ave., Olathe, KS 66061 or such other place as the holder may designate in writing to the undersigned, the principal sum of Three Hundred Six Thousand One Hundred Eight and no/100 Dollars ($306,108.00), together with interest thereon from date hereof until paid, at the rate of seven and three fourths Percent (7.750%) per annum. The interest rate shall be adjusted on a daily basis to 2% above Prime Rate, using the base rate on corporate loans by at least 75% of the nation’s thirty largest banks known as the Wall Street Journal Prime Rate  The entire principal amount shall be due and payable on October 7, 2005.

Payments shall be applied first to accrued interest and the balance to principal. Accrued interest shall be paid monthly beginning May 7, 2005 and each month thereafter until the entire principal balance is paid in full.

All or any part of the aforesaid principal sum may be prepaid at any time and from time to time without penalty.

In the event of any default by the undersigned in the payment of principal or interest when due or in the event of the suspension of actual business, insolvency, assignment for the benefit of creditors, adjudication of bankruptcy, or appointment of a receiver, of or against the undersigned, the unpaid balance of the principal sum of this promissory note shall at the option of the holder become immediately due and payable.

The maker and all other persons who may become liable for the payment hereof severally waive demand, presentment, protest, notice of dishonor or nonpayment, notice of protest, and any and all lack of diligence or delays in collection which may occur, and expressly consent and agree to each and any extension or postponement of time of payment hereof from time to time at or after maturity or other indulgence, and waive all notice thereof.

In case suit or action is instituted to collect this note, or any portion hereof, the maker promises to pay such additional sum, as the court may adjudge reasonable, attorneys’ fees in said proceedings.

This note is made and executed under, and is in all respects governed by, the laws of the State of Kansas.

ICOP Digital, Inc.

By:	/s/ David C. Owen
David C. Owen, President/CEO